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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                          SEC FILE NO: 333-61913

                    STICKER SUPPLEMENT DATED DECEMBER 22, 1998
                     TO PROSPECTUS DATED OCTOBER 30, 1998, OF
                           HIGHWOODS PROPERTIES, INC.

      THE SOLE PURPOSE OF THIS PROSPECTUS SUPPLEMENT IS TO REPLACE THE INFORMATION SET FORTH UNDER THE CAPTION "SELLING SECURITYHOLDERS" IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                             SELLING SECURITYHOLDERS

      This Prospectus relates, in part, to the resale of 10,481,097 shares of Common Stock and warrants to purchase 1,479,290 shares of Common Stock (collectively, the "Resale Securities") by the Selling Securityholders named herein (the "Selling Securityholders"). The Resale Securities comprise:

o     973,738 shares of Common Stock,

o     8,224,206 shares underlying Common Units,

o     1,256,125 shares underlying outstanding warrants,

o 27,028 shares of Common Stock that may be issued pursuant to certain earn-out provisions, and

o the Resale Warrants, which are exercisable for a total of 1,479,290 shares of Common Stock.

      The Resale Securities may be offered from time to time by the Selling Securityholders. The following table provides the name of each Selling Securityholder and the number of shares of Common Stock beneficially owned and offered hereby and the number of shares of Common Stock underlying the Resale Warrants offered hereby by each Selling Securityholder. The number of shares of beneficially owned Common Stock provided in the following table includes the number of shares that may be acquired by each Selling Securityholder upon (i) redemption of Common Units, (ii) exercise of warrants (including the Resale Warrants), whether or not currently exercisable, and (iii) exercise of outstanding stock options that are currently exercisable. Because the Selling Securityholders may offer all or some of the Resale Securities, no estimate can be given as to the amount of shares that will be held by the Selling Securityholders after completion of the offering.

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       8-H Partnership            20,833        20,833         0

       1985 Trust F/B/O Clate
       Joseph Korsant L.B.M.
       Family Limited
       Partnership                2,936         2,936          0

       1985 Trust F/B/O
       Justin Frederick
       Korsant                    2,936         2,936          0

       4501 Alexander
       Associates (3)             144,392       8,155          0

       Alfus Family Limited
       Partnership                47,661        47,661         0

       Gene Anderson (4)          618,579 (5)   250,000        0

       Ariel Associates,
       L.L.C.                     32,424        7,583          0

       Arthur S. DeMoss
       Foundation                 92,046        92,046         0

       ASP Partners (3)           5,941         5,941          0

       The Audri May Tendler
       Trust                      2,929         2,929          0

       Bennie Auerbach            32,486        32,486         0

       Hyman Auerbach             46,759        46,759         0

       Leon Auerbach              32,828        32,828         0

       James W. Ayers             280,04        280,044        0

       James Babb III             1,289         1,289          0

       Gary T. Baker              172,682       172,682        0

       Linda Barry                31,971        31,971         0

       Bennett Family
       Revocable Trust            2,092         2,092          0

       Geoffrey Beer              817           817            0

       Karen Blakely              10,000 (6)    0              10,000

       Geoffrey Boisi             2,623         2,623          0

       Brainard Holdings,
       Inc.                       16,378        16,378         0

       William A.M. Burden &
       Co., L.P.                  36,634        36,634         0

       CMS Oakbrook Summit,
       L.P.                       104           104            0

       CMS Operating Real
       Estate Properties II,
       L.P.                       20,728        20,728         0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       P. Michael Caruso          11,507        11,507         0

       Max C. Chapman             14,634        14,634         0

       Charpat Properties         82,936        82,936         0

       Charter Properties,
       Inc.                       24,556        24,556         0

       The Condon Family Trust    763,750       763,750        0

       Cypress Westshore, Inc.    83,947        83,947         0

       Mary L. Demetree           25,309        25,309         0


       Allen C. de Olazarra       835,249 (7)   347,084(8)     488,165

       Jeff Dishner               815           815            0


       John W. Eakin (4) (9)      300,504(10)   297,391(10)    0

       J. Roger Edwards, Jr.      11,704        11,704         0

       Jonathan Eilian            13,664        13,664         0

       Steuart A. Evans           14,902        14,902         0

       William G. Evans           32,308 (11)   1,539 (11)     0

       Mike Fann                  29,851        29,851         0

       Terry Jay Feldman          2,308         2,308          0


       James K. Flannery, Jr.     30,000 (12)   30,000(12)     0

       Edward J. Fritsch (9)
       (13)                       72,329 (14)   33.529(14)     0

       James R. Gates             835           835            0

       Gene Anderson Family
       Partnership, L.P. (15)     359,779       359,779        0

       Jeffery L. Gibbs           3,505         3,505          0

       GT Investment
       Corporation                11,438        11,438         0

       Ronald P. Gibson (4) (9)   191,248 (16)  139,124 (16)   0

       Norman Goldbach            8,777         8,777          0

       Jay and Patricia
       Goldberg                   1,255         1,255          0

       Robert Goldman             202,112       202,112        0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       Steve Goldman              2,104         2,104          0

       Eugene Gorab               8,446         8,446          0

       David L. Gordon            1,046         1,046          0

       Madison Grose              16,541        16,541         0

       Sidney J. Gunst            13,054        13,054         0

       Hayes Barton United
       Methodist Church           1,000         1,000          0

       Edward W. and Kathleen
       Hayes                      1,535         1,535          0

       James R. Heistand (4) (9)  1,512,946(17) 1,491,710 (17) 852,575

       Henry K. Solomon RKS
       Trust                      4,850         4,850          0

       Thomas A. Hunter III       4,965         4,965          0

       Ted B. Jacobson            7,703         7,703          0

       The James R. Gates
       Charitable Remainder
       Trust I                    10,381        10,381         0

       Jerome Janger              198,062       198,062        0

       Linda Janger               4,394         4,394          0

       JAW Holdings I, L.L.C.     9,621         9,621          0

       Jewish Communal Fund       11,391        11,391         0

       Dale Johannes (9)          203,222(18)   203,222(18)    103,550

       Neal S. Johnston           5,385         5,385          0

       Crawley F. Joyner          13,053        13,053         0

       Parke D. Joyner            13,053        13,053         0

       Susan Kellett              30,220        1,485          0

       Kennington Ltd., Inc.      503,948       503,948        0

       James A. Kleeman           163           163            0

       Merrick Kleeman            8,863         8,863          0

       Kollman Properties
       Corp.                      119,716       119,716        0

       Lowell D. Kraff            238           238            0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       John Kukral                24,016        24,016         0

       L.B.M. Family Limited
       Partnership                40,683        40,683         0

       LPK Investments, L.L.C.    32,424        7,583          0

       Lambster Partners          2,317         2,317          0

       Alice Victoria M.
       Langley                    27,122        27,122         0

       Eugene Martin Langley,
       Jr.                        16,196        16,196         0

       Arthur Laub                9,035         9,035          0

       Deborah Laub               1,046         1,046          0

       Marmour Living Trust       26,820        26,820         0


       Mary Sue McCarthy          10,000 (12)   10,000(12)     0

       Michael J. McCarthy        40,000 (12)   40,000(12)     0

       Stephen D. McCarthy        10,000 (12)   10,000(12)     0

       William J. McCarthy        10,000 (12)   10,000(12)     0

       Meyer Capital, L.P.        47,661        47,661         0

       Montrose Corp.             146,649       146,649        0

       Charles E. Mueller         311           311            0

       Michael Mueller            1,142         1,142          0

       Nashville Community
       Foundation, Inc.           4,000         4,000          0

       Jack Nash                  12,019        12,019         0

       Newman Enterprises         12,366        12,366         0

       The Nussbaum Family
       Trust                      856           856            0

       Dennis L. Olive            4,122         4,122          0

       L. Glenn Orr (19)          10,000 (20)   250 (21)       0

       Patewood Associates
       Limited Partnership        18,982        18,982         0

       Paul S. Bennett Family
       Trust                      1,712         1,712          0

       Peter Family Revocable
       Trust                      5,897         5,897          0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       Alan Petroff               5,358         5,358          0

       Graydon O. Pleasants       36,400        36,400         0

       W. Brian Reames (9)        177,838(22)   183,244(22)    0

       John E. Reece (9)          83,501(23)    71,251(23)     0

       Michael Rubel              10,265        10,265         0

       SECC Partners              75,881        5,941          0

       SJ Company (24)            23,466        23,466         0

       William E. Salter          10,724        10,724         0

       Chris B. Schoen            31,971        31,971         0

       Alan Schwartz              4,254         4,254          0

       Gerry E. Shannon           2,061         2,061          0

       Jerome Silvey              1,538         1,538          0

       E. Samuel Simpson          2,635         2,635          0

       Judy Sirody                856           856            0

       O. Temple Sloan, Jr.
       (9) (24)                   513,599(25)   342,893(25)    0

       David Smith                52,720        1,485          0

       Margaret Smith             52,720        1,485          0

       Mark C. Smith              39,522        39,522         0

       Robert E. Smith            143,445       1,485          0

       Thomas S. Smith (26)       266,580(27)   16,216(27)     0

       Stanley and Audri
       Tendler Family Trust       7,811         7,811          0

       Star Investors, GP         62,307        62,307         0

       Starwood Capital Group
       I, L.P.                    2,900         2,900          0

       Starwood Capital
       Group, L.L.C.              69,231        69,231         0

       Starwood Office
       Investors I, Inc.          4,015         4,015          0

       Starwood Opportunity
       Fund IV, L.P.              1,055,711     1,055,711      0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       Henry F. Stern             16,316        16,316         0

       Barry Sternlicht           132,256       132,256        0

       Stony Point Limited
       Partnership II             104,228       104,228        0

       Jay Sugarman               3,548         3,548          0

       Theresa Goldbach
       Testamentary Trust         258           258            0

       Stephen F. Thornton        10,677        10,677         0

       Stephen Timko (3) (9)
       (19)                       208,368(28)   160,697        0

       Triad Properties
       Holdings - Georgia,
       L.L.C.                     145,258       145,258        0

       Trust FBO Grant L.
       Wilson  Dated Aug. 2,
       1976                       32,894        1,456          0

       Trust FBO Grant L.
       Wilson Dated Dec. 17,
       1984                       61,850        1,213          0

       Trust FBO Kirsten
       Wilson Dated Aug. 2,
       1976                       32,893        1,456          0

       Trust FBO Kirsten
       Wilson Dated Dec. 17,
       1984                       61,851        1,213          0

       Trust FBO Sara Wilson
       Dated Oct. 13, 1976        32,893        1,456          0

       Trust FBO Sara Wilson
       Dated Dec. 17, 1984        61,850        1,213          0

       John L. Turner (4) (9)     470,341(29)   434,541(29)    0

       Robert Turner              10,000 (6)    0              10,000

       Harrison A. Underwood
       III                        2,635         2,635          0

       Mark Walsh                 15,000 (6)    0              15,000

       Glenn Weathers             5,344         5,344          0

       Kenneth M. Weiss           223           223            0

       Wendy's of North
       Alabama, Inc.              21,161        21,161         0

       The Westminster
       Presbyterian Church        1,000         1,000          0

                                                               NUMBER
                                                               OF
                                  NUMBER OF     NUMBER OF      SHARES
                                  SHARES        SHARES         UNDERLYING
       NAME OF                    BENEFICIALLY  OFFERED        RESALE
       SELLING SECURITYHOLDER (1) OWNED(2)      HEREBY (2)     WARRANTS
       -------------------------- --------      ----------     --------

       Roderick T. White          124,540       124,540        0

       William A. White, Jr.      9,805         9,805          0

       Robert A. Wilkins          10,000 (12)   10,000(12)     0

       William T. Wilson III
       (5) (9)                    424,754(30)   293,204(30)    0

       Ziff Investors
       Partnership, L.P. II       230,954       230,954        0
                                                -------        -

                TOTAL                           10,481,097     1,479,290
                                                ==========     =========




-------------------------------------------------------------------------------

(1) A "Selling Securityholder" shall also include any person or entity that receives Resale Securities (or Common Units or warrants redeemable or exercisable for Resale Securities) as a result of (i) their pro rata distribution by an entity to its equity holders, (ii) a gift, or (iii) a pledge. Any Selling Securityholder who is not specifically named in the foregoing table will be named in a supplement to the Prospectus if such a supplement is required by the rules and regulations of the Securities and Exchange Commission at the time such Selling Securityholder offers any Resale Securities.
(2) Unless otherwise noted, number shown represents shares issuable upon redemption of Common Units.
(3) Stephen Timko, a general partner of ASP Partners and 4501 Alexander Associates, is a director of the Company.
(4)   Director and executive officer.
(5) Includes the 359,779 shares issuable upon redemption of the Common Units held by Gene Anderson Family Partnership, L.P., a Selling Securityholder listed below, 2,500 shares of Common Stock and 6,300 shares issuable upon exercise of currently exercisable options.
(6)   Represents shares issuable upon exercise of Resale Warrants.
(7) Includes 28,769 shares of outstanding Common Stock and 488,165 shares issuable upon exercise of Resale Warrants.
(8)   Includes 28,769 shares of outstanding Common Stock.
(9) The resale of the Selling Securityholder's Issuance Shares are being registered hereby should such Selling Stockholder be deemed to be an affiliate of the Company or otherwise an underwriter of such shares.
(10) Includes 201,579 shares of outstanding Common Stock, 60,000 shares issuable upon exercise of warrants and 16,925 shares issuable upon exercise of currently exercisable options. The number of shares offered also includes 10,812 shares issuable pursuant to earn-out arrangements.
(11)  Includes 1,539 shares of outstanding Common Stock.
(12) Number of shares shown represents shares that may be issued upon exercise of outstanding warrants.
(13)  Executive officer.
(14) Includes 23,385 shares of outstanding Common Stock. The number of shares beneficially owned also includes 38,800 shares issuable upon exercise of currently exercisable stock options.
(15) Gene Anderson is the general partner of Gene Anderson Family Partnership, L.P.
(16) Includes 69,076 shares of outstanding Common Stock. The number of shares beneficially owned also includes 51,300 shares issuable upon exercise of currently exercisable options. Number of shares offered hereby includes only 68,252 shares of outstanding Common Stock.
(17) Includes 74,005 shares of outstanding Common Stock and 852,575 shares issuable upon exercise of Resale Warrants. Number of shared offered hereby includes only 52,769 shares of outstanding Common Stock.
(18) Includes 9,231 shares of outstanding Common Stock and 103,550 shares issuable upon the exercise of Resale Warrants.
(19)  Director.
(20) Includes 9,000 shares issuable upon exercise of currently exercisable options and 250 shares of Common Stock.
(21)  Represents shares of outstanding Common Stock.
(22) Includes 107,838 shares of Common Stock and 30,000 shares issuable upon exercise of outstanding warrants. The number of shares offered also includes 5,406 shares issuable pursuant to earn-out arrangements.
(23) Includes 1,000 shares of outstanding Common Stock and 30,000 shares issuable upon exercise of outstanding warrants. The number of shares beneficially owned also includes 11,250 shares issuable upon exercise of currently exercisable options.
(24) O. Temple Sloan, Jr., a general partner of SJ Company, is a director of the Company.
(25) Includes 104,924 shares of outstanding Common Stock. Number of shares beneficially owned includes 23,466 shares issuable upon redemption of Common Units held by SJ Company, a Selling Securityholder, and 147,040 shares issuable upon exercise of currently exercisable options. Number of shares offered hereby includes only 104,724 shares of outstanding Common Stock.
(26)  Thomas S. Smith is a former director and officer of the Company.
(27) The number of shares beneficially owned includes 60,000 shares issuable upon exercise of outstanding warrants and 206,580 shares of outstanding Common Stock. The number of shares offered represents shares issued or issuable pursuant to earn-out arrangements.
(28) Includes 33,210 shares issuable upon redemption of Common Units held by 4501 Alexander Associates, of which Mr. Timko is a general partner, 3,089 shares issuable upon redemption of Common Units held by ASP Partners, of which Mr. Timko is a general partner, and 11,372 shares issuable upon exercise of currently exercisable options.

(29) Includes 7,000 shares of outstanding Common Stock and 35,000 issuable upon exercise of warrants. The number of shares beneficially owned also includes 28,800 shares issuable upon exercise of currently exercisable options. None of the shares offered hereby include outstanding shares of Common Stock.
(30) Includes 7,800 shares of outstanding Common Stock and 35,000 shares issuable upon exercise of warrants. The number of shares beneficially owned also includes 123,750 shares issuable upon exercise of currently exercisable options. None of the shares offered hereby include outstanding shares of Common Stock.